EXHIBIT 10.29

                         REGENERON PHARMACEUTICALS, INC.
                            STOCK PURCHASE AGREEMENT

         This Agreement, is made as of December 11, 1996, by and between Regeneron Pharmaceuticals, Inc., a corporation organized under the laws of New York (the "Company"), with its principal office at 777 Old Saw Mill River Road, Tarrytown, New York 10591, and Procter & Gamble Pharmaceuticals, Inc., a corporation organized under the laws of Ohio (the "Buyer"), with its principal office at One Procter & Gamble Plaza, Cincinnati, Ohio 45202.

                                    ARTICLE I

                         ISSUANCE AND SALE OF SECURITIES

                  1.1 Issuance and Sale of Securities. Upon the terms set forth herein, the Company will issue and sell to Buyer, and Buyer will purchase from the Company, shares of common stock, par value $.001 per share, of the Company ("Common Stock") in an amount to be determined as set forth in Section 2.2 (the "Shares") for an aggregate price of $10.0 Million in immediately available funds (the "Securities Purchase Price").

                                   ARTICLE II

                                     CLOSING

                  2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place in two phases: (i) at 4:00 p.m. New York time on December 11, 1996 ("Closing I") simultaneously at the offices of the Company and Buyer or at such other time and place as the parties may agree, and (ii) at 10:00 a.m. New York time on June 30, 1997, or at 10:00 a.m. on such earlier business day to be specified by the Buyer upon not less than forty-five (45) trading days' written notice ("Closing II") at the offices of the Company or at such other time and place as the parties may agree.

                  2.2 Shares to be Delivered. At Closing II, the Company shall deliver to Buyer a number of shares of Common Stock rounded up to the next whole share, equal to the quotient of $7.9 Million divided by the Current Market Price. Current Market Price is the average of the Quoted Prices of the Common Stock for thirty (30) consecutive trading days commencing forty five (45) trading days before Closing II ending the trading day before Closing II. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by Nasdaq National Market, or if the Common Stock is listed on a national

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securities exchange, the last reported sales price of the
Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of Regeneron shall determine the Current Market Price on the basis of such quotation as it in good faith considers appropriate.

                  2.3 Documents to be Delivered. At Closing I, the Company shall deliver to Buyer, against payment in full of the Securities Purchase Price, (i) each of the Collateral Agreements, (the Stock Registration Agreement and the Collaboration Agreement) which shall have been duly authorized, executed and delivered by the Company and shall be in full force and effect and (ii) an opinion of Paul Lubetkin, General Counsel to the Company, in form and substance reasonably satisfactory to Buyer, substantially to the effect specified in Sections 3.1 through 3.5, with such exceptions and qualifications as are customary and reasonable under the law of the applicable jurisdiction. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of duly authorized representatives of the Company, provided, that copies of such certificates shall be contemporaneously delivered to Buyer. At Closing II, the Company shall deliver to Buyer (i) a certificate for the Shares dated the date thereof and registered in the name of Buyer and (ii) an opinion of Paul Lubetkin confirming or updating his opinion delivered at Closing I.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Buyer as of the date hereof as follows:

                  3.1 Organization and Standing. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New York with the corporate power and corporate authority to own and lease its property, to conduct its business as presently conducted and proposed to be conducted by it in the manner described in the Company SEC Reports and to execute and deliver the Agreement and each of the Collateral Agreements. The Company has corporate power and authority to perform and to carry out the transaction contemplated by the Agreement and each of the Collateral Agreements. The Company is qualified to do business and is in good standing in New York.

                  3.2 Capitalization. As of September 30, 1996, the authorized capital stock of the Company consisted of the following: (a) 60,000,000 shares of Common Stock, of which (i) 20,855,186 shares were issued and outstanding,
(ii) 4,760,684 shares were reserved for future issuance upon conversion of the Class A Common Stock, each share of the Class A Stock being convertible into one share of Company Common Stock, (iii) 3,664,316 shares were reserved for future issuance under the Company's 1990 Amended and Restated Long-Term Incentive Plan,


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and (iv) 807,400 shares were reserved for future issuance in accordance with certain warrants issued to Amgen Inc. and Medtronic, Inc.; and (b) 40,000,000 shares of Class A Common Stock, of which 4,760,684 were issued and outstanding and 17,073 shares were held in treasury; and (c) 30,000,000 shares of Preferred Stock, (i) none of which were issued and outstanding, and (ii) 100,000 shares of which are reserved for issuance as Series A Junior Participating Preferred Stock in accordance with the Rights Agreement dated as of September 20, 1996. No material change in such capitalization has occurred between September 30, 1996 and the date hereof, and there has been no reduction whatsoever in the number of shares of any class of the Company's outstanding capital stock. All of the issued and outstanding shares of Common Stock, Class A Stock, and Preferred Stock have been duly authorized, and all of the issued and outstanding shares of the Common Stock and the Class A Common Stock are validly issued and are fully paid and non-assessable. Except as set forth in the Company SEC Reports or as provided in the Agreement, there is not, nor upon the consummation of the transaction- contemplated therein, will there be (i) any subscription, warrant, option, convertible security, or any other right (contingent or otherwise) to purchase or acquire any shares of the capital stock of the Company, (ii) any commitment of the Company to issue any subscription, warrant, option, convertible security, or other such right or to issue or distribute to holders of any share of its capital stock any evidence of indebtedness or assets of the Company, or (iii) any obligation of the Company (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the Company SEC Reports or as provided in the Agreement, no person is entitled to, nor upon the consummation of the transactions contemplated thereby will any person be entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act.

                  3.3 Issuance of Shares. The issuance, sale and delivery of the Shares under the Agreement have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company (no consent or approval of the shareholders of the Company being required by law, by the Restated Certificate of Incorporation or Bylaws of the Company, or the qualification criteria of the Nasdaq National Market), and the Shares so issued, sold, and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid, and non-assessable and not subject to preemptive or any other similar rights of the shareholders of the Company or others and free, at time of issuance of all restrictions on transfer subject to restrictions on transfer imposed by applicable federal and state securities laws.

                  3.4 Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and each of the Collateral Agreements have been duly authorized by all necessary corporate action, and this Agreement and each of the Collateral Agreements have been duly executed and delivered and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy or equitable laws that might affect the enforceability of this Agreement and each of the Collateral

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Agreements.  The execution and delivery by the Company of this Agreement and each of the Collateral Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Shares, will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, assets or outstanding capital stock of the Company, under the Company's Restated Certificate of Incorporation, or Bylaws, or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

                  3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or regulatory authority is required on the part of the Company in connection with the execution and delivery of this Agreement and each of the Collateral Agreements, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issue, sale and delivery of the Shares), except such filings as shall have been made or consents or approvals obtained prior to and which shall be effective on and as of the Closing.

         Based in part on the representations made by Buyer in Article IV of this Agreement, the offer and sale of the Shares to Buyer will be in compliance with applicable federal and state securities laws.

                  3.6 Litigation. Except as set forth in the Company SEC Reports, there are no material actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States or foreign jurisdiction, of any kind now pending or, to the best of the Company's knowledge, threatened or proposed involving the Company or any of its properties or assets or which questions the validity or legality of the transactions contemplated hereby, or to the Company's actual knowledge, against its employees or consultants with respect to the Company's business.

                  3.7      SEC Filings; Financial Statements.

                  (a) The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "Commission") since May 3, 1993 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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                  (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each was complete and correct in all material respects and presented fairly in all material respects presented the financial position of the Company as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                  3.8 No Undisclosed Liabilities. The Company does not have any material liabilities (absolute, accrued, contingent or otherwise) except liabilities (a) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) for the quarter ended September 30, 1996 included in the Company's Quarterly Report on Form 10-Q for the quarter year ended September 30, 1996 (the "September 30, 1996 Balance Sheet"), or (b) incurred since September 30, 1996 in the ordinary course of business.

                  3.9 Absence of Changes. Since September 30, 1996, there has been no material adverse change in the financial condition, business, or assets of the company.

                  3.10     Intellectual Property.

                  (a) To the best of the Company's knowledge, it has done nothing to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted or as proposed to be conducted. The Company will continue to take reasonable security measures in the future, as it presently is doing, to protect the secrecy, confidentiality, and value of all of its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data import to the conduct of its business.

                  (b) Except as set forth in the Company SEC Reports or as otherwise disclosed to Buyer, the Company has not granted rights to manufacture, produce, license, market or sell its products to any other Person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, distribute, market or sell its products.

                  3.11 No Defaults. The Company is not in default (a) under its Restated Certificate of Incorporation or Bylaws, each as amended or restated to date, or any indenture, mortgage, lease agreement, contract, purchase order or other instrument to which it is a party or by which it or any of its property is bound or affected or (b) with respect to any order, writ, injunction or decree of any court of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which defaults, either singly or in the aggregate, would have a material adverse effect on the Company.

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At the time of the Closing, to the best knowledge of the Company, there will exist no condition, event or act which constitutes, or which after notice, lapse of time or both would constitute, a material default under any of the foregoing which, either singly or in the aggregate, would have a material adverse effect on the Company.


                  3.12 Offerings. Except as contemplated by this Agreement or the Company's 1990 Amended and Restated Long-Term Incentive Plan or as otherwise disclosed by the Company to Buyer, the Company does not have any current plans or intentions to issue any shares of its capital stock or any other securities or any securities convertible or exchangeable into shares of its capital stock or any other securities.

                  3.13 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  Buyer hereby represents and warrants to the Company as follows:

                  4.1 Legal Power. Buyer has the requisite legal power to enter into this Agreement, the Collaboration Agreement, and the Registration Rights Agreement to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement, the Collaboration Agreement, and the Registration Rights Agreement.

                  4.2 Due Execution. This Agreement, the Collaboration Agreement and the Registration Rights Agreement, have been duly authorized, executed and delivered by Buyer, and, upon due execution and delivery by the Company, this Agreement, the Collaboration Agreement, and the Registration Rights Agreement will be valid and binding agreements on Buyer enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  4.3      Investment Representations.

                  (a) Buyer is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

                  (b) Buyer understands that (i) the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, that they must be held by it

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indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and (ii) each certificate representing the Shares will be endorsed with the restrictive legend set forth in the Registration Rights Agreement.

                  (c) Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement (i) by non-affiliates of a company not less than three (3) years after such non-affiliate had purchased and paid for the security to be sold, or (ii) subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two (2) years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  4.4 Brokerage. There are no claims for brokerage commissions, finders fees or similar compensation tin connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

                                    ARTICLE V

                         CONDITIONS TO CLOSING OF BUYER

                  Buyer's obligation to purchase the Shares at the Closing is subject to the fulfillment to Buyer's satisfaction, at or prior to the Closing, of all of the following conditions, any of which may be waived by Buyer:

                  5.1 Representations and Warranties True: Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct on the date of the Closing with the same force and effect as if they had been made on and as of said date; and the business and assets of the Company shall not have been adversely affected in any material way prior to the Closing.

                  5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

                  5.3 Collaboration Agreement and Registration Rights Agreement. The Company and Buyer shall have entered into a Collaboration Agreement substantially in the form of Exhibit A hereto and a Registration Rights Agreement substantially in the form of Exhibit B hereto.

                  5.4 Opinion of the Company's Counsel. Buyer shall have received from Paul Lubetkin, General Counsel to the Company, an opinion letter substantially in the form attached hereto as Exhibit C, addressed to it, dated the date of the Closing. In rendering the opinion called for under this paragraph 5.4, counsel may rely as to factual matters on certificates of public officials, officers of the Company, and officers of Buyer.

                  5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall have been reasonably approved by Buyer and Buyer shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                  5.6 Qualifications, Legal Investment. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement, including but no limited to the Commissioner of Corporations of the Sate of New York, shall have been duly obtained and shall be effective on and as of the Closing. At the time of the Closing, the sale and issuance of the shares shall be legally permitted by all laws and regulations to which Buyer and the Company are subject.

                                   ARTICLE VI

                      CONDITIONS TO CLOSING OF THE COMPANY

                  The Company's obligations to issue and sell the Shares at the Closing is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived by the
Company:

                  6.1 Representations and Warranties True. The representations and warranties made by Buyer in Section 4 hereof shall be true and correct on the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                  6.2 Performance of Obligations. Buyer shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

                  6.3 Qualifications, Legal Investment. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained prior to or at Closing in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Buyer and the Company are subject.

                  6.4 Collaboration Agreement and Registration Rights Agreement. The Company and Buyer shall have entered into a Collaboration Agreement substantially in the form of Exhibit A hereto and a Registration Rights Agreement substantially in the form of Exhibit B hereto.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  7.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.


                  7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing for the period prescribed by the applicable statute of limitations. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

                  7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit or, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  7.4 Entire Agreement.This Agreement, the Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement along the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parities hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  7.5 Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  7.6 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only with the written consent of the Company and Buyer.

                  7.7 Delays or Omissions. No reasonable delay or omission to exercise any right, power or remedy accruing to Buyer upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Buyer's part of any breach, default or noncompliance under this Agreement or any waiver on Buyer's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law, or otherwise afforded to buyer, shall be cumulative and not alternative.

                  7.8 Notices, etc. Any notices or communications provided for in this Agreement to be made by either of the Parties to the other shall be in writing, in English, and shall be made by prepaid air mail with return receipt addressed to the other at its address set forth below. Any such notice or communication may also be given by hand or facsimile to the appropriate designation with confirmation of receipt. Either Party may by like notice specify an address to which notices and communications shall thereafter be sent. Notices sent by mail shall be effective upon receipt; notices given by hand shall be effective when delivered.

                  Notices for Regeneron shall be sent to:

                           Regeneron Pharmaceuticals, Inc.
                           Attn:  Corporate Secretary
                           777 Old Saw Mill River Road
                           Tarrytown, New York  10591-6707

                  With copy to:

                           Regeneron Pharmaceuticals, Inc.
                           Attn:  General Counsel
                           777 Old Saw Mill River Road
                           Tarrytown, New York  10591-6707

                  Notices for Procter & Gamble shall be sent to:

                           Procter & Gamble Pharmaceuticals, Inc.
                           Attn:  President
                           One Procter & Gamble Plaza

                           Cincinnati, Ohio  45202

                  With copy to:

                           Procter & Gamble Pharmaceuticals, Inc.
                           Attn:  Associate General Counsel
                           Blue Ash Office Center
                           10200 Alliance Road
                           Cincinnati, Ohio  45242-4716

                  7.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The foregoing Agreement is hereby executed as of the date first above written.

REGENERON PHARMACEUTICALS, INC.             PROCTER & GAMBLE
                                            PHARMACEUTICALS, INC.

By: /s/ Leonard S. Schleifer, M.D., Ph.D.   By: /s/ G. Gilbert Cloyd
   ______________________________________      _____________________________
   Leonard S. Schleifer, M.D., Ph.D.           G. Gilbert Cloyd
     President and Chief Executive Officer       President